Exhibit 10.1
(Multicurrency — Cross Border)

International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of _____, 20__
[HEDGE COUNTERPARTY] and FORD CREDIT AUTO LEASE TRUST 20_-_
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows: —
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright © 1992 by International Swap Dealers Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable: —
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii) Liability. If: —
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii) Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2) Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement: —
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means: —
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

17

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

FORD CREDIT AUTO LEASE TRUST 20_-_		[HEDGE COUNTERPARTY]

By:	FORD MOTOR CREDIT COMPANY LLC, as Indenture Administrator

By:		By:
	Name:		Name:
	Title:		Title:

18

SCHEDULE
to the
ISDA MASTER AGREEMENT
(1992 — Multicurrency—Cross Border)
dated as of _____, 20__
between
[HEDGE COUNTERPARTY],
a [_______]
(“Party A”)
and
FORD CREDIT AUTO LEASE TRUST 20_-_,
a Delaware statutory trust
(“Party B”)
Part 1. Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.

in relation to Party B for the purpose of:

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii), the “Misrepresentation” provisions of Section 5(a)(iv) and the “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party B [; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex will only be an Event of Default if (A) (1) at least 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (2) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, (B) an S&P [First] [Second] Rating Trigger has occurred and been continuing for 10 or more Local Business Days or (C) a Fitch First Rating Trigger has occurred and been continuing for 30 or more calendar days (it being understood that such failure may still constitute an Additional Termination Event if so specified in this Agreement)].

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex [; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex will only be an Event of Default if (A) (1) at least 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (2) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, (B) an S&P [First] [Second] Rating Trigger has occurred and been continuing for 10 or more Local Business Days or (C) a Fitch First Rating Trigger has occurred and been continuing for 30 or more calendar days (it being understood that such failure may still constitute an Additional Termination Event if so specified in this Agreement)].

(e)	The “Cross Default” provisions of Section 5(a)(vi) will [not] apply to Party A and will not apply to Party B.

[For the purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement unless another meaning is specified here: No change from Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means, with respect to Party A, an amount equal to 3 percent of the shareholders’ equity of Party A or, if applicable, its Eligible Guarantor.]

(f)	Bankruptcy

Section 5(a)(vii)(2), (7) and (9) will not apply to Party B.

(a)	Section 5(a)(vii)(3) will not apply to Party B to the extent that such provision refers to any assignment, arrangement or composition that is effected by or pursuant to the 20_-_ Basic Documents.

Section 5(a)(vii)(4) will not apply to Party B to the extent any such proceeding or petition was instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply to Party B to the extent that such provision refers to (i) any appointment that is effected by or pursuant to the 20_-_ Basic Documents or (ii) any appointment to which Party B has not become subject.

Section 5(a)(vii)(8) will apply to Party B only to the extent that it relates to Section 5(a)(vii)(1), (3) (as amended), (4) (as amended), (5) and (6) (as amended).

(g)	Tax Event and Tax Event Upon Merger

Section 5(b)(ii) will apply; provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” are hereby deleted.

Section 5(b)(iii) will apply; provided that Party A will not be entitled to designate an Early Termination Date or effect a transfer pursuant to Section 6(b)(ii) by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

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(h)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A or to Party B.
(i)	The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A or to Party B.

(j)	Payments on Early Termination; General. Subject to Part 1(k) below, for the purpose of Section 6(e):
(i)	Market Quotation will apply, unless Party A is the Affected Party and Party B has contracted to enter into a replacement Transaction on or prior to the Early Termination Date, in which event Loss will apply.

(ii)	The Second Method will apply.

(iii)	Notwithstanding anything to the contrary set forth in this Agreement, if (1) Party B designates an Early Termination Date pursuant to Part 1(m)[(iii), (iv), (v), (vi) or (vii)] in respect of which any Transaction is a Terminated Transaction and (2) Party B enters into a replacement transaction with a third party on or before such Early Termination Date, then (x) the amount, if any, payable by Party B to Party A in respect of such Early Termination Date and such Transaction will not exceed the amount received by Party B from such third party in consideration of entering into such replacement transaction and (y) the amount, if any, payable by Party A to Party B in respect of such Early Termination Date and such Transaction will not be less than the amount payable by Party B to such third party in consideration of entering into such replacement transaction.
(k)	Payments on Early Termination Due to Certain Events. Notwithstanding Section 6, if an Early Termination is designated at a time when Party A is (A) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below will apply:
(i)	The definition of “Market Quotation” will be deleted in its entirety and replaced with the following:

” “Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction“) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction

3

of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.”
(ii)	If Party B elects to determine whether or not a Firm Offer satisfies the condition in clause (4) of “Market Quotation”, it will do so in a commercially reasonable manner.

(iii)	The definition of “Settlement Amount” will be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:
(A)	if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(B)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(C)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”
(iv)	At any time on or before the Early Termination Date at which two or more Market Quotations from Eligible Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B will be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

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(v)	“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B will pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B will pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A will pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that (i) the amounts payable under clauses (2) and (3) will be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under clause (3) will not be netted-off against any amount payable by Party B under clause (1).”
(vi)	If Party B requests Party A in writing to obtain Market Quotations, Party A will use its reasonable efforts to do so before the Early Termination Date..
(l)	“Termination Currency” means United States Dollars.

(m)	Additional Termination Events. Each of the following will constitute an Additional Termination Event pursuant to Section 5(b)(v):
(i)	Acceleration of Notes. Any acceleration of the Notes pursuant to Section 5.2(a) of the Indenture (provided such acceleration has not been rescinded pursuant to Section 5.2(b) of the Indenture) and commencement of liquidation of the 20_-_ Collateral, with Party B as the sole Affected Party;

(ii)	Amendments. Any amendment or supplement to the Servicing Agreement, the Servicing Supplement, the Indenture, the First-Tier Sale Agreement, the Second-Tier Sale Agreement or the Trust Agreement (collectively, the “Trust Documents”) that would materially adversely affect any of Party A’s rights or obligations under this Agreement, any Transaction or any Trust Document that is made without the consent of Party A, if such consent is required pursuant to the related Trust Document or Part 5(h), which consent will not be unreasonably withheld, delayed or conditioned; provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent, with Party B as the sole Affected Party;

(i)	Regulation AB. Failure of Party A to comply with the requirements of Part 5(s), with Party A as the sole Affected Party;

(iii)	[Fitch Rating Triggers. Failure of Party A to comply with the requirements of Part 5(m), with Party A as the sole Affected Party;]

(iv)	[Moody’s First Rating Trigger. Failure of Party A to comply with the requirements of Part 5(n)(ii), with Party A as the sole Affected Party;]

(v)	[Moody’s Second Rating Trigger.

(A) Failure of Party A to comply with the requirements of Part 5(n)(iv), with Party A as the sole Affected Party; or

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(vi)	(B)(1) The Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply and (2)(a) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Section 7 (as amended) or (b) at least one entity having the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, with Party A as the sole Affected Party; and]

(ii)	[S&P Rating Trigger[s]. Failure of Party A to comply with the requirements of Part 5(o), with Party A as the sole Affected Party.]
Part 2. Tax Representations.
(a)	Payer Tax Representations. For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f), (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii), and (iii) the satisfaction of the agreement of the other party contained in Section 4(d); provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f):
(i)	Party A makes the following representations: [To be provided by Party A.]

(ii)	Party B makes the following representations: It is a “U.S. person” (as that term is used in U.S. Treasury Regulations section 1.1441-4(a)(3)(ii)), and the payments received or to be received by it under this Agreement are owned by a corporation that is a “U.S. person” (as that term is used in U.S. Treasury Regulations section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.
Part 3. Agreement to Deliver Documents.
(a)	For purposes of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:

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Party required to		Date by which to be
deliver document	Form/Document/Certificate	delivered
Party A and Party B	Any form or document that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate, including IRS Form W-9, Form 8ECI or Form W-8BEN, as applicable.	On the date of this Agreement, and promptly upon the earlier of (i) reasonable demand by the other party and (ii) learning that the form or document is required.
(b)	Other documents to be delivered are:

Covered by
Party required to		Date by which to be	Section 3(d)
deliver document	Form/Document/Certificate	delivered	Representation
Party A and Party B	Certificate or other documents evidencing the authority of the party entering into this Agreement or a Confirmation, as the case may be, including copies of any board resolutions and appropriate certificates of incumbency as to the officers executing such documents.	Upon execution of this Agreement.	Yes

Party B	Monthly Investor Reports.	As required pursuant to Section 6.1 of the Servicing Supplement.	No
Part 4. Miscellaneous.
(a)	Addresses for Notices.
(i)	To Party A:
For the purpose of Section 12(a), any notice to Party A relating to a particular Transaction will be delivered to the address or facsimile number specified in the Confirmation of such Transaction. Any notice delivered for purposes of Sections 5 and 6 of this Agreement will be delivered to the following address:
[Hedge Counterparty]
[Address]
Attn:
Tel:
Fax:
with a copy to:

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[Hedge Counterparty]
[Address]
Attn:
Tel:
Fax:
(ii)	TO PARTY B

Any notice delivered for purposes of Sections 5, 6 and 7 will be delivered to the following address:

U.S. Bank Trust National Association,
  as Owner Trustee for
  Ford Credit Auto Lease Trust 20_-_
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
Attn: Corporate Trust Department
Telephone: (302) 576-3704
Fax: (302) 576-3717
with copies to:
The Bank of New York Mellon,
  as Indenture Trustee for
  Ford Credit Auto Lease Trust 20_-_
101 Barclay Street
Floor 8 West
New York, New York 10286
Attn: Structured Finance Services -
  Asset Backed Securities, Ford Lease 20_-_
Telephone: (212) 815-4389
Fax: (212) 815-2493
and
Ford Motor Credit Company LLC One American Road, Suite 2411 Dearborn, Michigan 48126 Attention: Corporate Secretary Telephone: (313) 323-1200 Fax: (313) 248-7613
and
Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-Cl
One American Road
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 594-3495
Fax: (313) 390-4133
(b)	Process Agent. For the purpose of Section 13(c):

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Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply.

(d)	Multibranch Party. For the purpose of Section 10:
(i)	Party A is [not] a Multibranch Party.

(ii)	Party B is not a Multibranch Party.
(e)	Calculation Agent. The Calculation Agent is Party B.

(f)	Credit Support Document. Details of any Credit Support Document:

In relation to Party A: The 1994 ISDA Credit Support Annex to this Agreement, dated as of the date hereof and attached hereto (the “Credit Support Annex”), and any Eligible Guarantee provided to Party B in support of Party A’s obligations under this Agreement.

In relation to Party B: The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

In relation to Party A: Party A and the guarantor under any Eligible Guarantee provided to Party B in support of Party A’s obligations under this Agreement.

In relation to Party B: Not applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

(i)	Single Agreement. Section 1(c) will be amended by the addition of the words “, the Credit Support Annex “ after the words “Master Agreement.”

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to all Transactions under this Agreement.

(k)	“Affiliate” will have the meaning specified in Section 14.

(l)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, its right to have a jury trial in respect to any proceedings related to this Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(m)	The definition of “Local Business Day” in Section 14 will be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation.”

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Part 5. Other Provisions.
(a)	Non-Reliance. In connection with the negotiation of, the entering into, and the execution of this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement to which it is a party or that is required by this Agreement to deliver, each of Party A and Party B represents and agrees that:
(i)	it is not relying (for the purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to this Agreement, such Credit Support Document, each Transaction or such other documentation other than the representations expressly set forth in this Agreement, such Credit Support Document and in any Confirmation;

(ii)	it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party to this Agreement, such Credit Support Document, each Transaction or such other documentation;

(iii)	it has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Agreement, such Credit Support Document, each Transaction and such other documentation and is capable of assuming and willing to, and will, assume (financially and otherwise) those risks;

(iv)	it is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act (7 U.S.C. section 1a), as amended by the Commodity Futures Modernization Act of 2000;

(v)	it is entering into this Agreement, such Credit Support Document, each Transaction and such other documentation for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business;

(vi)	it is entering into this Agreement, such Credit Support Document, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

(vii)	the other party to this Agreement, such Credit Support Document, each Transaction and such other documentation (a) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, such Credit Support Document, each Transaction or such other documentation, and (c) has not committed to unwind the Transactions.

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(b)	Tax Provisions.
(i)	Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax will be an Indemnifiable Tax and, in relation to payments by Party B, no Tax will be an Indemnifiable Tax.

(ii)	Section 2(d)(i)(4) of this Agreement will be deleted in its entirety and replaced with the words “if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required.”
(c)	No Petition. Party A covenants and agrees that prior to the date that is one year and one day (or, if later, the expiration of all applicable preference periods under the United States Bankruptcy Code or other applicable law) after (i) the payment in full of all of the Notes, (ii) all distributions to all Holders and (iii) the payment in full of any other securities issued by a trust (other than Party B) as to which the Transferor is a depositor (“Securities”) have been made, it will not institute against, or join with any other Person in instituting against, (x) in the case of clause (i), Party B, and (y) in the case of clauses (i), (ii) of (iii), any of the Transferor, any Holding Company or any Titling Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under United States federal or state bankruptcy or similar law in connection with any obligations under this Agreement. The provisions of this paragraph will survive the termination of this Agreement.

(d)	Limited Recourse; Subordination.
(i)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of Party B under this Agreement and any Transaction hereunder are solely the obligations of Party B and will be payable solely to the extent of funds received by and available to Party B in accordance with the priority of payment provisions under the Indenture and on the Payment Dates specified therein. Party A acknowledges that Party B has pledged its assets constituting the 20_-_ Collateral to the Indenture Trustee. Upon exhaustion of the assets of Party B and the proceeds thereof in accordance with the Indenture and the Servicing Supplement, Party A will not be entitled to take any further steps against Party B to recover any sums due but unpaid hereunder or thereunder, all claims in respect of which will be extinguished. No recourse may be taken for the payment of any amount owing in respect of any obligation of, or claim against, Party B arising out of or based upon this Agreement or any Transaction against any holder of a beneficial interest, employee, officer or Affiliate of Party B and, except as specifically provided in this Agreement, no recourse may be taken or the payment of any amount owing in respect of any obligation of, or claim against, Party B based on or arising out of this Agreement against the Indenture Administrator (as defined in the Administration Agreement), the Transferor, any Holding Company, any Titling Company or any stockholder, holder of a beneficial interest, employee, officer, director, incorporator or Affiliate of such person; provided, however, that the foregoing will not relieve any such person or

11

entity from any liability they might otherwise have as a result of their gross negligence or willful misconduct.
(ii)	Party A agrees that any claim that Party A may seek to enforce against (A) the Transferor is limited in recourse to the series of the Transferor designated as the “20_-_ Series” of the Transferor and (B) any Holding Company is limited in recourse to the series of such Holding Company designated as the “20_-_ Series” of such Holding Company only and does not represent a claim against the assets of the Transferor or such Holding Company as a whole or any assets other than the assets related to the 20_-_ Series of the Transferor or such Holding Company.

(iii)	Party A agrees that any claim that Party A may seek to enforce against any of the Titling Companies is limited in recourse to the 20_-_ Reference Pool of such Titling Company only and does not represent a claim against the assets of such Titling Company as a whole or any assets other than the assets related to the 20_-_ Reference Pool of such Titling Company.

(iv)	Party A agrees that any claim that Party A may seek to enforce at any time against any assets of the Transferor or any of the Holding Companies other than the assets related to the 20_-_ Series of the Transferor or such Holding Company, as the case may be, and any claim that Party A may seek to enforce at any time against any assets of any Titling Company other than the assets relating to the 20_-_ Reference Pool of such Titling Company will be subordinate to the payment in full of all other claims with respect to, and the holders of Securities relating to, such other assets.

(v)	The parties intend that Parts 5(d)(i) and (iv) of this Schedule each constitute an enforceable subordination agreement under Section 510(a) of the Bankruptcy Code and will survive the termination of this Agreement.
(e)	Party B Pledge. Notwithstanding anything in Section 7 to the contrary, Party A acknowledges that (i) Party B will pledge its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparties pursuant to the Indenture and agrees to such pledge and (ii) Party A (as a Secured Party under the 20_-_ Basic Documents) has no voting rights in connection with any action to be taken on behalf of the Secured Parties. The Indenture Trustee will not be deemed to be a party to this Agreement; provided, however, the Indenture Trustee, acting on behalf of the holders of the Notes, will have the right to enforce this Agreement against Party A. Party A will be entitled to rely on any notice or communication from the Indenture Trustee to that effect. Party A acknowledges that Party B will pledge substantially all its assets to the Indenture Trustee for the benefit of the Noteholders and Party A and that all payments hereunder, including payments on early termination, will be made in accordance with the priority of payment provisions of the Indenture and on the Payment Dates specified therein.

(f)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof will continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement

12

as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(g)	Recording of Conversations. Each party (i) consents to the recording of the telephone conversations of the trading and marketing personnel of the parties in connection with this Agreement and any potential or actual Transaction and (ii) agrees to obtain any necessary consent of, and to give notice of such recording to, its personnel.

(h)	Consent by Party A to Amendments to Certain Documents. Before any amendment, modification or supplement is made to the Trust Documents that (i) would materially adversely affect any of Party A’s rights or obligations under the Trust Documents, this Agreement or any Transaction or (ii) modify the obligations or impair the ability of Party B to fully perform any of Party B’s obligations under the Trust Documents, this Agreement or any Transaction in such a way that would materially adversely affect any of Party A’s rights or obligations under this Agreement or any Transaction, Party B will provide Party A with a copy of the proposed amendment, modification or supplement and will obtain the written consent of Party A prior to its adoption, which consent will not be unreasonably withheld, delayed or conditioned; provided that Party A’s consent will be deemed to have been given if Party A does not object in writing within 10 Business Days of receipt of a written request for such consent.

(i)	Set-off
(i)	All payments under this Agreement will be made without set-off or counterclaim, except as expressly provided for in Section 2(c) or Section 6 and paragraphs 8(a) and 8(b) of the Credit Support Annex.

(ii)	The last sentence of the first paragraph in Section 6(e) is deleted and replaced with the words “Notwithstanding any other provision of this Section, if a Party (the “Paying Party”) would, but for this sentence, be required to pay an amount pursuant to this Section, it may, by giving written notice to the other Party, cause the amount so payable to be reduced by the lesser of (i) such amount and (ii) the aggregate amount payable to the Paying Party pursuant to any demands made under Section 11 on or before the Early Termination Date.”
(j)	[Reserved]

(k)	Definitions. Unless otherwise specified in a Confirmation, this Agreement and the relevant Transaction between the parties are subject to the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are incorporated by reference in and will be deemed a part of this Agreement, except that references in the Definitions to a “Swap Transaction” will be deemed references to a “Transaction” for purposes of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. In the event of any inconsistency between the provision of any Confirmation and this Agreement or the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

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For the purpose of this Agreement:

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where (I) such guarantee provides that if a guaranteed obligation cannot be performed without an action being taken by Party A, the guarantor will use its best efforts to procure that Party A takes such action, (II)(A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or withholding for tax and such opinion has been disclosed to Moody’s, if the Notes are rated by Moody’s, (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment (the “Primary Payment”) under such guarantee is made net of deduction or withholding for tax, Party A is required, under this Agreement, to make such additional payment (the “Additional Payment”) as is necessary to ensure that the net amount actually received by Party B from the guarantor (free and clear of any tax) in respect of the Primary Payment and the Additional Payment will equal the full amount Party B would have received had no such deduction or withholding been required (assuming that the guarantor will be required to make a payment under such guarantee in respect of the Additional Payment) and (III) the guarantor waives any right of set-off in respect of payment under such guarantee.

"Eligible Replacement” means an entity [(i)(A) having the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings, and (ii)(A) having the S&P First Trigger Required Ratings [and/or the S&P Second Trigger Required Ratings] or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the S&P First Trigger Required Ratings [and/or the S&P Second Trigger Required Ratings], and (iii)(A) having the Fitch First Trigger Required Ratings and/or the Fitch Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Fitch First Trigger Required Ratings and/or the Fitch Second Trigger Required Ratings,] and (iv) acceptable to Party B.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s Long-term Rating” means a rating assigned by Moody’s under its long-term rating scale in respect of an entity’s long-term, unsecured and unsubordinated debt obligations.

[“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.]

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, and

“Relevant Entity” means any one of them.

14

(l)	Additional Defined Terms. Capitalized terms used but not defined in this Agreement (including this Schedule) or any Confirmation are defined in Appendix 1 to the Exchange Note Supplement and Appendix 1 to the Servicing Supplement, each dated as of ______, 20__, or if not defined therein, in Appendix A to the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006, among Ford Motor Credit Company LLC, as Lender and Servicer, CAB East LLC, CAB West LLC, FCALM, LLC, as Borrowers, U.S. Bank Trust National Association, as Administrative Agent, and HTD Leasing LLC, as Collateral Agent, and Appendix A to the Servicing Agreement, dated as of December 1, 2006, among Ford Motor Credit Company LLC, as Servicer with respect to the 20_-_ Reference Pool, CAB East Holdings, LLC, CAB West Holdings Corporation, FCALM Holdings Corporation, as Holders of the Collateral Specified Interest Certificates, and HTD Leasing LLC, as Collateral Agent.

(m)	[Downgrade or Withdrawal of Party A’s Rating by Fitch.
(i)	Fitch First Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of “F1” or better or a long term unsecured debt rating of “A” or better by Fitch (such rating thresholds, the “Fitch First Trigger Required Ratings” and such failure, the “Fitch First Rating Trigger”) and the Fitch Second Rating Trigger has not occurred, then within 30 calendar days of such failure (or on the date of this Agreement, if no Relevant Entity has the Fitch First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, (A) post collateral in the amount and manner as set forth in the Credit Support Annex, (B) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the Fitch First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes, (C) effect a transfer in accordance with Section 7 (as amended below) or (D) establish any other arrangement satisfactory to Party B and to Fitch as to not cause Fitch to reduce or withdraw its then current rating on the Notes.

(ii)	Fitch Second Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of “F2” or better or a long term unsecured debt rating of “BBB+” or better by Fitch (such rating thresholds, the “Fitch Second Trigger Required Ratings” and such failure, the “Fitch Second Rating Trigger”), then within 30 calendar days of such failure, Party A will, at its own cost, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the Fitch Second Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of Fitch that such procurement will not cause Fitch to reduce or withdraw its then current rating on the Notes or (B) a transfer in accordance with Section 7 (as amended below); provided that Party A will promptly post collateral in the amount and manner as set forth in the Credit Support Annex while a replacement or guarantor is being sought.]
(n)	[Downgrade or Withdrawal of Party A’s Rating by Moody’s.
(i)	An entity will have the “Moody’s First Trigger Required Ratings” (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its Moody’s Long-term Rating is “A2” or better and (B) where

15

such entity is not the subject of a Moody’s Short-term Rating, if its Moody’s Long-term Rating is “A1” or better.
(ii)	The “Moody’s First Rating Trigger Requirements” will apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings. Within 30 Local Business Days after the Moody’s First Rating Trigger Requirements apply, Party A will, at its own cost, (A) procure an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor meeting the Moody’s First Trigger Required Ratings, (B) effect a transfer in accordance with Section 7 (as amended below) or (C) post collateral in the amount and manner as set forth in the Credit Support Annex.

(iii)	An entity will have the “Moody’s Second Trigger Required Ratings” (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its Moody’s Long-term Rating is “A3” or better and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its Moody’s Long-term Rating is “A3” or better.

(iv)	The “Moody’s Second Rating Trigger Requirements” will apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings. Within 30 Local Business Days after the Moody’s Second Rating Trigger Requirements apply, Party A will post collateral in the amount and manner as set forth in the Credit Support Annex. Party A will also, at its own cost, use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor meeting at least the Moody’s Second Trigger Required Ratings or (B) a transfer in accordance with Section 7 (as amended below).]
(o)	[Downgrade or Withdrawal of Party A’s Rating by S&P.

[S&P First Rating Trigger. If no Relevant Entity has a short term unsecured debt rating of “A-1” or better by S&P or, if no Relevant Entity has a short term unsecured debt rating by S&P, a long term unsecured debt rating of “A+” or better by S&P (such rating thresholds, the “S&P First Trigger Required Ratings” and such failure, the “S&P First Rating Trigger”), then within 10 Local Business Days of such failure, Party A will, at its own cost, post additional collateral in the amount and manner as set forth in the Credit Support Annex. Party A will also, at its own cost, within 60 calendar days of such failure, use commercially reasonable efforts to procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the S&P First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to an Eligible Replacement in accordance with Section 7 (as amended below).]
OR
(i)	[S&P First Rating Trigger. If no Relevant Entity has a short-term unsecured debt rating of “A-1” or better by S&P or, if no Relevant Entity has a short-term unsecured debt rating by S&P, a long-term unsecured debt rating of “A+” or

16

better by S&P (such rating thresholds, the “S&P First Trigger Required Ratings” and such failure, the “S&P First Rating Trigger”) and the S&P Second Rating Trigger has not occurred, then within 10 Local Business Days of such failure (or on the date of this Agreement, if no Relevant Entity has the S&P First Trigger Required Ratings as of the date of this Agreement), Party A will, at its own cost, post collateral in the amount and manner as set forth in the Credit Support Annex. Party A may also, at its own cost, within 60 calendar days of such failure, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the S&P First Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to an Eligible Replacement in accordance with Section 7 (as amended below), and upon either such procurement, Party A will no longer be required to post any collateral.
(ii)	S&P Second Rating Trigger. If no Relevant Entity has a short-term unsecured debt rating of “A-2” or better by S&P or, if no Relevant Entity has a short-term unsecured debt rating by S&P, a long-term unsecured debt rating of “BBB+” or better by S&P (such rating thresholds, the “S&P Second Trigger Required Ratings” and such failure, the “S&P Second Rating Trigger”), then within 10 Local Business Days of such failure, Party A will, at its own cost, post additional collateral in the amount and manner as set forth in the Credit Support Annex. Party A will also, at its own cost, within 60 calendar days of such failure, use commercially reasonable efforts to procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having the S&P Second Trigger Required Ratings and which procurement will not be effective without the prior written confirmation of S&P that such procurement will not cause S&P to reduce or withdraw its then current rating on the Notes or (B) a transfer to an Eligible Replacement in accordance with Section 7 (as amended below).]]
(p)	Transfers.

Section 7 of this Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to Section 6(b)(ii), neither Party A nor Party B may assign, novate or transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without (x) the prior written consent of the other party and (y) complying with the requirements in Part 5(q) of the Schedule, except that:
(iii)	[subject to Part 5(q) of the Schedule, if the Moody’s First Rating Trigger Requirements apply, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement such that the Transferee contracts with Party B on terms that (x) have the effect of preserving for Party B the economic equivalent of all payment and delivery obligations (whether absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement immediately before such transfer and (y) are in all material respects no less beneficial for Party B than the terms of this Agreement

17

immediately before such transfer, as determined by Party B acting in a commercially reasonable manner;]
(iv)	if an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B will, at Party A’s written request and cost, take any reasonable steps required to be taken by it to effect such transfer;

(v)	a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
a party may make such transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).”

(q)	Approval of Amendments, Transfers or Assignments. Notwithstanding any other provisions of this Agreement, no amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned (other than transfers and assignments pursuant to Section 7(iii) or (iv)), unless [(a) S&P confirms in writing that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the Notes and (b) Party A has provided notice of such action to Moody’s and Fitch at least 10 Business Days prior to its effectiveness.]

(r)	Expenses. Section 11 is deleted in its entirety and replaced with the following:

“A Defaulting Party or an Affected Party (if such Affected Party is Party A) will, on demand, indemnify and hold harmless the other party for and against the Termination Currency Equivalent of all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which such Defaulting Party or Affected Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection and costs incurred in connection with procuring a replacement for this Agreement (other than any amount paid or payable to a replacement counterparty). If, following the making of one or more demands under this Section 11, a reduction is effected pursuant to the last sentence of the first paragraph in Section 6(e), the aggregate amount payable in respect of such demands will be deemed to be discharged to the extent of the amount of such reduction.”

(s)	Party B Agent. Party A acknowledges that Party B has appointed Ford Motor Credit Company LLC as its agent under the Administration Agreement to carry out certain functions on behalf of Party B, and that Ford Motor Credit Company LLC will be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(t)	Regulation AB Financial Disclosure.

Party A acknowledges that for so long as there are reporting obligations with respect to any Transaction under this Agreement under Regulation AB, the Depositors are required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between

18

Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.
If the Depositors determine, reasonably and in good faith, that the “significance percentage” of this Agreement has increased to 9%, then on any Business Day after the date of such determination the Depositors may request from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to 10% (such request, a “Swap Financial Disclosure Request” and such requested information, subject to the last sentence of this paragraph, the “Swap Financial Disclosure”). Party A and Party B further agree that the Swap Financial Disclosure provided to meet the Swap Financial Disclosure Request will be the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB, as applicable, and as specified by Party B.

(u)	Upon the occurrence of a Swap Financial Disclosure Request, Party A, at its own expense, will within 30 days after receipt of such Swap Financial Disclosure Request (or within 10 days after Party A being informed of the significance percentage reaching 10% after such Swap Financial Disclosure Request): (i) provide the Depositors with the Swap Financial Disclosure, (ii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able and will provide the Swap Financial Disclosure for such entity within the time period specified above or (iii) subject to Rating Agency Confirmation and approval by Party B (which approval will not be unreasonably withheld), obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Swap Financial Disclosure for such affiliate, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Swap Financial Disclosure within the time period specified above. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(b)	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

19

EXECUTED BY:

FORD CREDIT AUTO LEASE		[HEDGE COUNTERPARTY].
TRUST 20_-_

By:	FORD MOTOR CREDIT COMPANY LLC, as Indenture Administrator
By: Name:
Title:
By: Name:	Scott D. Krohn
Title:	Assistant Treasurer
[Signature Page to Swap Schedule]

[_______], 20__

To:	[HEDGE COUNTERPARTY] [address]

From:	FORD CREDIT AUTO LEASE TRUST 20_-_
c/o U.S. Bank Trust National Association,
as Owner Trustee
300 Delaware Avenue
Wilmington, Delaware 19801
Attention:  Corporate Trust Services
Tel:    (302) 576-3704
Fax:    (302) 576-3717

Re:	Interest Rate Hedge Reference No. [_________]
Ladies and Gentlemen:
     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between [Hedge Counterparty] (“Party A”) and Ford Credit Auto Lease Trust 20_-_ (“Party B”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the “Definitions”) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” will be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern. Other capitalized terms used herein and not otherwise defined will have the meanings given to them in Appendix 1 to the “20_-_ Exchange Note Supplement” or, if not defined therein, in Appendix A to the “Credit and Security Agreement” (each as defined in the Agreement). In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern. In the event of any inconsistency between those terms and this Confirmation, this Confirmation will govern.
     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement and the Schedule thereto, each dated as of [_______], 20__, each between you and us (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	[Hedge Counterparty]

Party B:	Ford Credit Auto Lease Trust 20_-_

Trade Date:	[_______], 20__

Effective Date:	[_______], 20__

Notional Amount:	For the first Calculation Period (from and including [_______], 20__, to but excluding [_______], 20__), the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be the aggregate Note Balance of the Class [2b], Class [3b], and Class [4b] Notes (the “Floating Rate Notes”) as of the 20_-_ Closing Date. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding [_______], 20__, the Notional Amount will be the aggregate Note Balance of the Floating Rate Notes (after giving effect to all amounts paid on the Payment Date that is the first day of the related Calculation Period for Floating Amounts) as stated on the Servicer’s monthly investor report relating to such Payment Date (the “Actual Balance”). The Calculation Agent will determine the Notional Amount and will inform Party A of such determination by the twelfth day of each calendar month using the aggregate Note Balance of the Floating Rate Notes prior to giving effect to any payments of principal on the Floating Rate Notes on the following Payment Date, as shown in the Servicer’s monthly investor report relating to such Payment Date.

Termination Date:	The earlier of [_______], 20__ and the date the Note Balance of the Floating Rate Notes has been reduced to zero.

Fixed Amounts

Fixed Rate Payer:	Party A

2

Fixed Rate Payer
Payment Date:	The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention. The initial Fixed Rate Payer Payment Date will be [_______], 20_.

Fixed Rate
Period End Date:	The 15th day of each calendar month, with No Adjustment. The initial Fixed Rate Period End Date will be [_______], 20_.

Fixed Rate:	[____]%

Fixed Rate Day
Count Fraction:	30/360

Floating Amounts

Floating Rate Payer:	Party B

Floating Rate Payer
Payment Date:	The 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention. The initial Floating Rate Payer Payment Date will be [_______], 20_.

Floating Rate for Initial Calculation
Period:	[_______]% (excluding Spread)

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	Plus [____]%

Floating Rate Day
Count Fraction:	Actual/360

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

Business Days:	New York.

Calculation Agent:	[The Bank of New York Mellon, as Indenture Trustee].

3

     3. Account Details

Payments to Party A:	[Hedge Counterparty]
ABA No.:
Acct:
Favor:
Account No:
Swift Code:

Payments to Party B:	The Bank of New York Mellon
ABA No.: 021-000-018
Account No.: [_____]
For further credit to: Ford Credit Auto Lease Trust 20_-_
Ref.: Collection Account [_____]

Party A Operations Contact:	[Hedge Counterparty]
[address]
Attention:
Tel:
Fax:

Party B Operations Contact:	Ford Credit Auto Lease Trust 20_-_
c/o U.S. Bank Trust National Association, as Owner Trustee
300 Delaware Avenue, Ninth Floor
Wilmington, Delaware 19801
Attention: Corporate Trust Department
Telephone: (302) 576-3704
Fax: (302) 576-3717

With a copy to:

The Bank of New York Mellon, as Indenture Trustee for
Ford Credit Auto Lease Trust 20_-_
101 Barclay Street
Floor 8 West
New York, New York 10286
Attn: Structured Finance Services -
Asset Backed Securities, Ford Lease 20_-_
Telephone: (212) 815-4389
Fax: (212) 815-2493

And a copy to:

c/o Ford Motor Company

4

World Headquarters, Suite 801-C1 One American Road Dearborn, Michigan 48126 Attention: Securitization Operations Supervisor Telephone: (313) 206-5899 Fax: (313) 390-4133
[Remainder of Page Intentionally Left Blank]

5

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

FORD CREDIT AUTO LEASE TRUST 20_-_

	By:	FORD MOTOR CREDIT COMPANY LLC, as Indenture Administrator

By:
Name:
Title:

Accepted and confirmed as of the Trade Date written above:

[HEDGE COUNTERPARTY]

By:
Name:
Title:
[Signature Page to Confirm]

6

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
dated as of [Date]
to the
ISDA MASTER AGREEMENT
(1992 — Multicurrency—Cross Border)
dated as of [______], 20__,
between
[HEDGE COUNTERPARTY],
a [_______]
(“Party A”)
and
FORD CREDIT AUTO LEASE TRUST 20_-_,
a Delaware statutory trust
(“Party B”)
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows: —
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Copyright ©1994 by International Swaps and Derivatives Association, Inc.

Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.
Paragraph 3. Credit Support Obligations
(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:
     (i) the Credit Support Amount
     exceeds
     (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.
(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:
     (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
     (ii) the Credit Support Amount.
“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.
Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions
(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:
(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and
(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.
(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant

Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.
(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).
(d) Substitutions.
(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and
(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.
Paragraph 5. Dispute Resolution
If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:
(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:
(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;
(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and
(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.
(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.
Paragraph 6. Holding and Using Posted Collateral
(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.
(b) Eligibility to Hold Posted Collateral; Custodians.
(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.
(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.
(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.
(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:
(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and
(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.
For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.
(d) Distributions and Interest Amount
(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local

Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).
(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.
Paragraph 7. Events of Default
For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:
(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;
(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or
(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.
Paragraph 8. Certain Rights and Remedies
(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:
(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;
(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.
(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):
(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:
(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and
(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.
(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).
(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.
Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:
(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;
(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;
(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and
(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.
Paragraph 10. Expenses
(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.
(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).
(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.
Paragraph 11. Miscellaneous
(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.
(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).
(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.
(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.
Paragraph 12. Definitions
As used in this Annex:—
“Cash” means the lawful currency of the United States of America.
“Credit Support Amount” has the meaning specified in Paragraph 3.
“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.
“Delivery Amount” has the meaning specified in Paragraph 3(a).
“Disputing Party” has the meaning specified in Paragraph 5.
“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.
“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.
“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).
“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:
     (x) the amount of that Cash on that day; multiplied by
     (y) the Interest Rate in effect for that day; divided by
     (z) 360.
“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.
“Local Business Day,” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.
“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Notification Time” has the meaning specified in Paragraph 13.
“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.
“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.
“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.
“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).
“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.
“Posted Credit Support” means Posted Collateral and Other Posted Support.
“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.
“Resolution Time” has the meaning specified in Paragraph 13.
“Return Amount” has the meaning specified in Paragraph 3(b).
“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.
“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.
“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).
“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.
“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:
(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;
(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and
(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.
“Valuation Agent” has the meaning specified in Paragraph 13.
“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.
“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.
“Valuation Time” has the meaning specified in Paragraph 13.
“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:
(i) Eligible Collateral or Posted Collateral that is:
(A) Cash, the amount thereof; and
(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;
(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and
Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables
(a) Security Interest for “Obligations.” The term “Obligations” as used in this Annex includes the following additional obligations:
With respect to Party A: None.
With respect to Party B: None.
(b) Credit Support Obligations.
(i) Delivery Amount, Return Amount and Credit Support Amount.
(A) “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:
(1) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “not later than the close of business on each Valuation Date”;
(2) the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:
“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of:
(1)	[the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party;]

(2)	[the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and]

(3)	[the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.”; and]
(3) if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such Transfer, the Delivery Amount shall be zero.
(B) “Return Amount” has the meaning specified in Paragraph 3(b), except that:
(1) the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:
“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of:
(1)	[the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date;]

(2)	[the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date; and]

(3)	[the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date.”; and]
(2) in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such Transfer, the Delivery Amount would be greater than zero.
(C) The term “Credit Support Amount” shall mean [the Moody’s Credit Support Amount, the S&P Credit Support Amount and the Fitch Credit Support Amount, as applicable.]
(D) For purposes of this Annex, the following terms have the meanings set forth below:
[“Moody’s Credit Support Amount” means, for any Valuation Date:
(i)	if the Moody’s Threshold for such Valuation Date is zero and either (a) the Moody’s Second Rating Trigger Requirements do not apply or (b) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of the Moody’s First Trigger Collateral Amounts (as defined below) in respect of such Valuation Date for all Transactions hereunder and (2) zero;

(ii)	if the Moody’s Threshold for such Valuation Date is zero and the Moody’s Second Rating Trigger Requirements apply and 30 or more Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of the Moody’s Second Trigger Collateral Amounts (as defined below) in respect of such Valuation Date for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Next Payments payable by Party A pursuant to each Transaction hereunder in respect of the Next Payment Dates scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)	if the Moody’s Threshold for such Valuation Date is infinity, zero.]
[“Moody’s First Trigger Collateral Amount” means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.]
[“Moody’s Second Trigger Collateral Amount” means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.]
[“Moody’s Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable Moody’s Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(A).]
[“Next Payment” means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.]
[“Next Payment Date” means, for each Transaction and each Valuation Date, the next date on which a scheduled payment under such Transaction is due to be paid.]
[“S&P Credit Support Amount” means, for any Valuation Date:
(i)	if the S&P Threshold for such Valuation Date is zero and an S&P First Rating Trigger has [occurred (or on the date of this Annex, if no Relevant Entity has the S&P First Trigger Required Ratings) and an S&P Second Rating Trigger has not] been continuing for 10 or more Local Business Days, an amount equal to [125% of the Secured Party’s Exposure] [the sum of (1) 100% of the Secured Party’s Exposure plus (2) the product of 10% (the “S&P Volatility Buffer”) multiplied by the Notional Amount on such Valuation Date of each Transaction hereunder;]

(ii)	[if the S&P Threshold for such Valuation Date is zero and an S&P Second Rating Trigger has been continuing for 10 or more Local Business Days, an amount equal to the sum of (1) 100% of the Secured Party’s Exposure plus (2) the product of the S&P Volatility Buffer multiplied by the Notional Amount on such Valuation Date of each Transaction hereunder; or]

(iii)	if the S&P Threshold is infinity, zero.]
[“S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable S&P Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(B).]
[“Fitch Credit Support Amount” means, for any Valuation Date:
(i)	if the Fitch Threshold for such Valuation Date is zero and a Fitch First Rating Trigger or a Fitch Second Rating Trigger is continuing, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure plus (b) the product of the Fitch Volatility Buffer for each Transaction hereunder multiplied by the Notional Amount on such Valuation Date of each Transactions hereunder and (2) zero; or

(ii)	if the Fitch Threshold for such Valuation Date is infinity, zero.]
[“Fitch Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable Fitch Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii)(C).]
[“Fitch Volatility Buffer” means the percentage set forth in the following table with respect to any Transaction:

	Weighted Average Life of Hedge in Years
Notes’ Rating	1	2	3	4	5	6	7	8	9	10

USD Interest Rate Swaps
AA- or Better	0.6	1.6	2.6	3.4	4.2	4.8	5.5	5.9	6.4	7.0
A+/A	0.3	0.8	1.3	1.7	2.1	2.4	2.8	3.0	3.3	3.6
A-/BBB+	0.2	0.6	1.0	1.3	1.6	1.9	2.1	2.3	2.5	2.7	]

(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified:
With respect to Party A: On any date, the items set forth below (all Eligible Collateral to be denominated in USD).
With respect to Party B: None.
(A) [Moody’s Valuation Percentage.

	Moody's First Rating Trigger	Moody's Second Rating Trigger
Instrument	Requirements	Requirements
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	96%
7 to 10 years	100%	94%
10 to 20 years	100%	90%
More than 20 years	100%	88%
Floating-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	99%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity:
<1 Year	100%	99%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	96%
5 to 7 years	100%	93%
7 to 10 years	100%	93%
10 to 20 years	100%	89%
More than 20 years	100%	87%
Floating-Rate U.S. Agency Debentures
All Maturities	100%	98%]
     [“Moody’s Valuation Percentage” means, with respect to a Valuation Date and each instrument in the above table, (i) so long as the Moody’s Threshold for such Valuation Date is zero and either (A) the Moody’s Second Rating Trigger Requirements do not apply or (B) less than 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, the corresponding percentage for such instrument in the column headed “Moody’s First Rating Trigger Requirements” or (ii) so long as the Moody’s Threshold for such Valuation Date is zero and (A) the Moody’s Second Rating Trigger Requirements apply and (B) at least 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, the corresponding percentage in the column headed “Moody’s Second Rating Trigger Requirements.”]

     (B) [S&P Valuation Percentage.
     [Insert for 2008 Criteria]

Instrument	S&P First Rating Trigger
U.S. Dollar Cash	80%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
< 1 year	79.1%
1 to 5 years	78.4%
5 to 7 years	75.0%
7 to 10 years	74.1%
10 to 20 years	72.9%
More than 20 years	70.9%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity:
< 5 years	78.4%
5 to 10 years	74.1%
10 to 20 years	66.1%
More than 20 years	62.3%
[Insert for 2009 Criteria]

		S&P Second Rating
Instrument	S&P First Rating Trigger	Trigger
U.S. Dollar Cash	100%	100%]
[“S&P Valuation Percentage” means, with respect to a Valuation Date and each instrument in the above table, [(i)] so long as the S&P Threshold for such Valuation Date is zero and an S&P First Rating Trigger has [occurred and an S&P Second Rating Trigger has not] been continuing for 10 or more Local Business Days, the corresponding percentage for such instrument in the column headed “S&P First Rating Trigger” [and (ii) so long as the S&P Threshold for such Valuation Date is zero and an S&P Second Rating Trigger has been continuing for 30 or more calendar days, the corresponding percentage for such instrument in the column headed “S&P Second Rating Trigger"].]

(C) [Fitch Valuation Percentage.

	Fitch First Rating	Fitch Second Rating
Instrument	Trigger	Trigger
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
Less than 1 year	97.5%	97.5%
1 to 2 years	91.5%	91.5%
2 to 3 years	91.5%	91.5%
3 to 5 years	91.5%	91.5%
5 to 7 years	86.3%	86.3%
7 to 10 years	86.3%	86.3%
10 to 20 years	79%	79%
Floating-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity:
All Maturities	(1)	(1)
Fixed-Rate and Floating-Rate U.S. Agency Debentures with Remaining Maturity:
All Maturities	(1)	(1)
(1) Subject to review by Fitch.]
[“Fitch Valuation Percentage” means, with respect to a Valuation Date and each instrument in the above table, (i) so long as the Fitch Threshold for such Valuation Date is zero and a Fitch Second Rating Trigger has not been continuing for 30 or more calendar days, the corresponding percentage for such instrument in the column headed “Fitch First Rating Trigger” and (ii) so long as the Fitch Threshold for such Valuation Date is zero and a Fitch Second Rating Trigger has been continuing for 30 or more calendar days, the corresponding percentage for such instrument in the column headed “Fitch Second Rating Trigger”.]
(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified:
With respect to Party A: As of the date of this Annex, None; provided, that upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor’s expense, agree with the relevant Rating Agency (to the extent such Rating Agency is providing a rating for the Notes as to such Other Eligible Support that the Pledgor may designate, and upon such agreement (as evidenced in writing), Pledgor may designate such Other Eligible Support hereunder. With respect to Party B: None.
(iv) Thresholds.
(A)	“Independent Amount” means with respect to Party A: zero. “Independent Amount” means with respect to Party B: zero.

(B)	“Threshold” means with respect to Party A: [the Moody’s Threshold, the S&P Threshold and the Fitch Threshold, as applicable.]

“Threshold” means with respect to Party B: infinity.

[“Moody’s Threshold” means, with respect to Party A and any Valuation Date, (a) so long as the Moody’s First Rating Trigger Requirements apply and either (i) the Moody’s First Rating Trigger Requirements have applied since this Annex was executed or (ii) at least 30 Local Business Days have elapsed since the last time the Moody’s First Rating Trigger Requirements did not apply, zero, and (b) at any other time, infinity.]
[“S&P Threshold” means, with respect to Party A and any Valuation Date, (a) so long as the S&P First Rating Trigger [has occurred and an S&P Second Rating Trigger has not been continuing for at least 10 Local Business Days or since this Annex was executed or an S&P Second Rating Trigger] has been continuing for at least 10 Local Business Days, zero and (b) at any other time, infinity.]

[“Fitch Threshold” means, with respect to Party A and any Valuation Date, (a) either (i) so long as the Fitch First Rating Trigger has been continuing for at least 30 calendar days or since this Annex was executed, or (ii) so long as the Fitch Second Rating Trigger has been continuing for at least 30 calendar days, zero and (b) at any other time, infinity.]
(C) “Minimum Transfer Amount” means with respect to Party A: U.S.$100,000; [provided, however, that if the aggregate outstanding principal balance of the Notes rated by S&P is at the time of any transfer less than U.S.$50,000,000, the “Minimum Transfer Amount” shall mean U.S.$50,000;] provided, further, however, that at any time Party A is a Defaulting Party, the “Minimum Transfer Amount” shall mean zero.
     “Minimum Transfer Amount” means with respect to Party B: U.S.$100,000; provided, however, that at any time Party B is a Defaulting Party, the “Minimum Transfer Amount” shall mean zero.
(D) Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of U.S.$1,000. The Return Amount will be rounded down to the nearest integral multiple of U.S.$1,000.
(c) Valuation and Timing.
(i) “Valuation Agent” means Party A in all circumstances.
(ii) “Valuation Date” means [each Local Business Day] [the first Local Business Day of each week] on which any of [the Moody’s Threshold, the S&P Threshold or the Fitch Threshold] is zero.
(iii) “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.
(iv) “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.
(d) Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.
(e) Substitution.
(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).
(ii) Consent. Not applicable.
(f) Dispute Resolution.
(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of the outstanding Posted Credit Support or of any transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated as follows:
(A) with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and
(B) with respect to any Cash, the amount thereof in U.S. dollars.
(iii) Alternative. The provisions of Paragraph 5 will apply.
(g) Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians. A Custodian of Party B will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6[; provided that such Custodian has a short term rating of at least “A-1” by S&P.] Party B’s Custodian is the Indenture Trustee for Party B. Initially, the Custodian for Party B is The Bank of New York Mellon. [If at any time the Custodian’s short term rating by S&P falls below “A-1”, Party B will within 60 days replace such Custodian with a new Custodian having a short term rating of “A-1” or better by S&P; provided that, notwithstanding anything herein to the contrary, the Custodian will continue to hold Posted Collateral until such time as the replacement Custodian has been appointed hereunder.]
(ii) Rate Hedging Counterparty Collateral Account. The Posted Collateral will be held in the Hedge Counterparty Collateral Account, which initially will be account number [_____], in the name “The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Auto Lease Trust 20_-_,” at the corporate trust department of The Bank of New York Mellon. The security interest of the Collateral Agent in such account or any other account in which Posted Collateral will be maintained will be perfected by the Collateral Agent by control pursuant to §8-106 of the Uniform Commercial Code. Party A consents to The Bank of New York Mellon as securities intermediary entering into an agreement establishing such control under §8-106(d)(2) of the UCC.
(iii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).
(h) Distributions and Interest Amount.
(i) Interest Rate. The “Interest Rate” will be the actual rate of interest earned by the Secured Party in respect of the portion of the Posted Credit Support comprised of Cash.
(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the date on which a scheduled payment is due under a Transaction (i.e., on each Payment Date under a Confirmation) and on any other Local Business Day on which Posted Credit Support in the form of Cash is transferred to the Pledgor pursuant to Paragraph 3(b), in each case to the extent that a Delivery Amount would not be created or increased by that transfer; provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest. Unless otherwise specified in a Confirmation, “Payment Date” means the 15th day of each calendar month, subject to adjustment in accordance with the Following Business Day Convention.
(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.
(iv) “Distributions” means, with respect to any Eligible Credit Support comprised in the Posted Credit Support consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.
(v) “Distribution Date” means, with respect to any Eligible Credit Support comprised in the Posted Credit Support other than Cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a Local Business Day, the next following Local Business Day.
(i) Additional Representation(s).
Party A represents to Party B (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that no consent, approval or other authorization of any governmental authority is required in connection with the Transfer of Eligible Collateral hereunder.
There are no additional representations by Party B.
(j) Other Eligible Support and Other Posted Support.
(i) “Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.
(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.
(k) Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, and:
(i) shall be given to or made at the following addresses:
If to Party A:
[Hedge Counterparty]
[Address]
Attn: [_______]
Tel: [_______]
Fax: [_______]
If to Party B: The addresses set forth in the Schedule,
or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph) to the other party; and
(ii) shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l) Addresses for Transfers.
Party A: To be notified to Party B by Party A at the time of the request for the transfer.
Party B: To be notified to Party A by Party B upon request by Party A.
(m) Other Provisions.
(i) Actions Hereunder. Either party may take any actions hereunder, including liquidation rights, through the Custodian, or any successor, as agent for Party B.
(ii) Transfer Timing. Paragraph 4(b) is hereby amended by the insertion of the words “(i) in respect of a Transfer pursuant to Paragraph 3(b),” immediately prior to the words “if a demand for” and the insertion of the words “; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Valuation Date” immediately prior to the period.
(iii) Event of Default. Paragraph 7 shall be deleted and replaced in its entirety by the following:
“For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default in relation to all Transactions will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral, any Distributions or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Day after the notice of that failure is given to that party[; provided, that any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under this Annex will only be an Event of Default if (A) at least 30 Local Business Days have elapsed since the last time the Moody’s Second Rating Trigger Requirements did not apply, (B) an S&P [First] [Second] Rating Trigger has occurred and been continuing for 10 or more Local Business Days or (C) a Fitch Second Rating Trigger has occurred and been continuing for 30 or more calendar days (it being understood that such failure may still constitute an Additional Termination Event if so specified in this Agreement);] and provided, further, notwithstanding the foregoing, nothing in this Paragraph 7 will apply to cause any Event of Default to exist with respect to Party B except in respect of Party B’s obligations under Paragraph 3(b) of this Annex.”.
(iv) Costs of Transfer or Exchange and Maintenance. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, (A) all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor and (B) all other costs associated with the posting and maintenance of Eligible Credit Support.
(v) Cumulative Rights. The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.
(vi) Single Pledgor and Single Secured Party. For the avoidance of doubt Party A shall always be the Pledgor and Party B shall always be the Secured Party.
(vii) [Additional Provisions Regarding Exposure. Notwithstanding anything to the contrary contained herein, the following additional provisions will apply with respect to the valuation of each Transaction.]
[(A)] “Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(k) of the Schedule is deleted)” shall be inserted.
[(B)] The Valuation Agent will mark-to-market each Transaction at least weekly, and at least once in each period of three calendar months will obtain an external mark-to-market quote from an independent third party.

(C) The Valuation Agent will provide the Indenture Trustee and the Administrator with (1) all internally derived and externally quoted mark-to-market quotes obtained each calendar month no later than the 5th day of the following calendar month for inclusion in Party B’s monthly investor reports and (2) an annual independent auditor’s verification of all internally derived and externally quoted mark-to-market quotes for the prior calendar year, no later than March 31st of the following calendar year. In the event that such auditor’s verification identifies any deficiencies in the calculation of the Secured Party’s Exposure, Party A will immediately cure any such deficiencies with respect to the current calculation of the Secured Party’s Exposure, if applicable.]
(viii) Additional Defined Terms. Capitalized terms used but not defined in this Annex have the meanings assigned to them in the Agreement and the Schedule thereto. In the event of any inconsistency between the provisions of this Annex and the provisions in the Agreement or the Schedule thereto, this Annex will prevail.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

[HEDGE COUNTERPARTY]		FORD CREDIT AUTO LEASE TRUST 20_-_

By:	Name:	By:	FORD MOTOR CREDIT COMPANY LLC, as Indenture Administrator
Title:

		By:	Name:
Title:
Copyright ©1994 by International Swaps and Derivatives Association, Inc.

[EXHIBIT A]
[MOODY’S FIRST TRIGGER COLLATERAL AMOUNT
APPLICABLE PERCENTAGES]

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
1 year or less	0.15%	0.25%	1.10%	2.20%
2 years or less but greater than 1 year	0.30%	0.50%	1.20%	2.40%
3 years or less but greater than 2 years	0.40%	0.70%	1.30%	2.60%
4 years or less but greater than 3 years	0.60%	1.00%	1.40%	2.80%
5 years or less but greater than 4 years	0.70%	1.20%	1.50%	2.90%
6 years or less but greater than 5 years	0.80%	1.40%	1.60%	3.10%
7 years or less but greater than 6 years	1.00%	1.60%	1.60%	3.30%
8 years or less but greater than 7 years	1.10%	1.80%	1.70%	3.40%
9 years or less but greater than 8 years	1.20%	2.00%	1.80%	3.60%
10 years or less but greater than 9 years	1.30%	2.20%	1.90%	3.80%
11 years or less but greater than 10 years	1.40%	2.30%	1.90%	3.90%
12 years or less but greater than 11 years	1.50%	2.50%	2.00%	4.00%
13 years or less but greater than 12 years	1.60%	2.70%	2.10%	4.10%
14 years or less but greater than 13 years	1.70%	2.80%	2.10%	4.30%
15 years or less but greater than 14 years	1.80%	3.00%	2.20%	4.40%
16 years or less but greater than 15 years	1.90%	3.20%	2.30%	4.50%
17 years or less but greater than 16 years	2.00%	3.30%	2.30%	4.60%
18 years or less but greater than 17 years	2.00%	3.50%	2.40%	4.80%
19 years or less but greater than 18 years	2.00%	3.60%	2.40%	4.90%
20 years or less but greater than 19 years	2.00%	3.70%	2.50%	5.00%
21 years or less but greater than 20 years	2.00%	3.90%	2.50%	5.00%
22 years or less but greater than 21 years	2.00%	4.00%	2.50%	5.00%
23 years or less but greater than 22 years	2.00%	4.00%	2.50%	5.00%

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
24 years or less but greater than 23 years	2.00%	4.00%	2.50%	5.00%
25 years or less but greater than 24 years	2.00%	4.00%	2.50%	5.00%
26 years or less but greater than 25 years	2.00%	4.00%	2.50%	5.00%
27 years or less but greater than 26 years	2.00%	4.00%	2.50%	5.00%
28 years or less but greater than 27 years	2.00%	4.00%	2.50%	5.00%
29 years or less but greater than 28 years	2.00%	4.00%	2.50%	5.00%
Greater than 29 years	2.00%	4.00%	2.50%	5.00%

[EXHIBIT B]
[MOODY’S SECOND TRIGGER COLLATERAL AMOUNT
APPLICABLE PERCENTAGES]
For Transactions that are not Transaction-Specific Hedges.
“Transaction-Specific Hedge” means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which (x) the notional amount of the swap is “balance guaranteed” or (y) the notional amount of the swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
1 year or less	0.50%	0.60%	6.10%	7.25%
2 years or less but greater than 1 year	1.00%	1.20%	6.30%	7.50%
3 years or less but greater than 2 years	1.50%	1.70%	6.40%	7.70%
4 years or less but greater than 3 years	1.90%	2.30%	6.60%	8.00%
5 years or less but greater than 4 years	2.40%	2.80%	6.70%	8.20%
6 years or less but greater than 5 years	2.80%	3.30%	6.80%	8.40%
7 years or less but greater than 6 years	3.20%	3.80%	7.00%	8.60%
8 years or less but greater than 7 years	3.60%	4.30%	7.10%	8.80%
9 years or less but greater than 8 years	4.00%	4.80%	7.20%	9.00%
10 years or less but greater than 9 years	4.40%	5.30%	7.30%	9.20%
11 years or less but greater than 10 years	4.70%	5.60%	7.40%	9.30%
12 years or less but greater than 11 years	5.00%	6.00%	7.50%	9.50%
13 years or less but greater than 12 years	5.40%	6.40%	7.60%	9.70%
14 years or less but greater than 13 years	5.70%	6.80%	7.70%	9.80%
15 years or less but greater than 14 years	6.00%	7.20%	7.80%	10.00%
16 years or less but greater than 15 years	6.30%	7.60%	7.90%	10.00%
17 years or less but greater than 16 years	6.60%	7.90%	8.00%	10.00%
18 years or less but greater than 17 years	6.90%	8.30%	8.10%	10.00%
19 years or less but greater than 18 years	7.20%	8.60%	8.20%	10.00%
20 years or less but greater than 19 years	7.50%	9.00%	8.20%	10.00%

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
21 years or less but greater than 20 years	7.80%	9.00%	8.30%	10.00%
22 years or less but greater than 21 years	8.00%	9.00%	8.40%	10.00%
23 years or less but greater than 22 years	8.00%	9.00%	8.50%	10.00%
24 years or less but greater than 23 years	8.00%	9.00%	8.60%	10.00%
25 years or less but greater than 24 years	8.00%	9.00%	8.60%	10.00%
26 years or less but greater than 25 years	8.00%	9.00%	8.70%	10.00%
27 years or less but greater than 26 years	8.00%	9.00%	8.80%	10.00%
28 years or less but greater than 27 years	8.00%	9.00%	8.80%	10.00%
29 years or less but greater than 28 years	8.00%	9.00%	8.90%	10.00%
Greater than 29 years	8.00%	9.00%	9.00%	10.00%

For Transactions that are Transaction-Specific Hedges.

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
1 year or less	0.65%	0.75%	6.30%	7.40%
2 years or less but greater than 1 year	1.30%	1.50%	6.60%	7.80%
3 years or less but greater than 2 years	1.90%	2.20%	6.90%	8.20%
4 years or less but greater than 3 years	2.50%	2.90%	7.10%	8.50%
5 years or less but greater than 4 years	3.10%	3.60%	7.40%	8.90%
6 years or less but greater than 5 years	3.60%	4.20%	7.70%	9.20%
7 years or less but greater than 6 years	4.20%	4.80%	7.90%	9.60%
8 years or less but greater than 7 years	4.70%	5.40%	8.20%	9.90%
9 years or less but greater than 8 years	5.20%	6.00%	8.40%	10.20%
10 years or less but greater than 9 years	5.70%	6.60%	8.60%	10.50%
11 years or less but greater than 10 years	6.10%	7.00%	8.80%	10.70%
12 years or less but greater than 11 years	6.50%	7.50%	9.00%	11.00%
13 years or less but greater than 12 years	7.00%	8.00%	9.20%	11.30%
14 years or less but greater than 13 years	7.40%	8.50%	9.40%	11.50%
15 years or less but greater than 14 years	7.80%	9.00%	9.60%	11.80%
16 years or less but greater than 15 years	8.20%	9.50%	9.80%	12.00%
17 years or less but greater than 16 years	8.60%	9.90%	10.00%	12.00%
18 years or less but greater than 17 years	9.00%	10.40%	10.10%	12.00%
19 years or less but greater than 18 years	9.40%	10.80%	10.30%	12.00%
20 years or less but greater than 19 years	9.70%	11.00%	10.50%	12.00%
21 years or less but greater than 20 years	10.00%	11.00%	10.70%	12.00%
22 years or less but greater than 21 years	10.00%	11.00%	10.80%	12.00%
23 years or less but greater than 22 years	10.00%	11.00%	11.00%	12.00%
24 years or less but greater than 23 years	10.00%	11.00%	11.00%	12.00%
25 years or less but greater than 24 years	10.00%	11.00%	11.00%	12.00%

	Interest Rate Hedges		Currency Hedges
Weighted Average Life of	Valuation Dates:
Hedge in Years	Daily	Weekly	Daily	Weekly
26 years or less but greater than 25 years	10.00%	11.00%	11.00%	12.00%
27 years or less but greater than 26 years	10.00%	11.00%	11.00%	12.00%
28 years or less but greater than 27 years	10.00%	11.00%	11.00%	12.00%
29 years or less but greater than 28 years	10.00%	11.00%	11.00%	12.00%
Greater than 29 years	10.00%	11.00%	11.00%	12.00%

28